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                                                                   Exhibit 23.4

[LETTERHEAD OF WOODCOCK WASHBURN
 KURTZ MACKIEWICZ & NORRIS LLP]

                                   November 25, 1997

VIA FACSIMILE

Mr. Jim Murphy
Apollon, Inc.
One Great Valley Parkway
Malvern, PA 19355-1423

Re: Apollon, Inc.

Dear Mr. Murphy:

     We consent to your including, in the section under "Legal Matters" included in Amendment No. 2 to Form S-1 for Apollon Inc., filed this date, a statement that certain legal matters with respect to patent matters are passed upon for Apollon by Woodcock Washburn Kurtz Mackiewicz & Norris LLP.

                                           Sincerely,

                                           /s/ Gary H. Levin



                                           Gary H. Levin


cc: M. Mullaney (via facsimile)
    M. DeLuca, Esq.